Amendment No. 4
                                       To
                             The Consolidated Edison
                               Retirement Plan for
                              Management Employees

                  ---------------------------------------

                             Dated November 14, 1997












165957

      Pursuant to resolutions adopted by the Board of Trustees of Consolidated Edison Company of New York, Inc. at meetings duly called and held on November 24, 1992 and January 27, 1997 and to provisions in The Consolidated Edison Retirement Plan for Management Employees authorizing changes to the retiree health benefits, the undersigned hereby approves the amendments set forth below to The Consolidated Edison Retirement Plan for Management Employees, as heretofore amended by Amendments Nos. 1, 2 and 3 thereto:

1. Effective February 1, 1997, the following paragraph shall be added at the end of Paragraph 1: "Effective February 1, 1997, the Management Plan is amended to provide that Management Employees of the Company who are transferred to and become employees of an Affiliate of the Company shall continue to participate in and accrue pension benefits under the Management Plan and shall be eligible for retiree health benefits provided under the Management Plan. The period of employment and the base compensation of such Employees with the Affiliate shall be counted for purposes of determining Service, Accredited Service, Hours of Service, Annual Basic Straight-Time Compensation and eligibility for benefits under Paragraph 23-Retiree Health Program under the Management Plan. The cost of such Employees' pension and retiree health benefits shall be allocated between the Company and the Affiliate."

2. Effective February 1, 1997, Paragraph 2 A is amended by adding the following definitions at the end thereof: "Affiliate means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (b) any other trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code, and (c) any organization which (along with the Company) is a member of an affiliated service group (within the meaning of Section 414(m) of the Code); provided that, for purposes of Paragraph 11 A of the Management Plan, in determining common control under Sections 414(b) and (c) of the Code, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place the latter appears in Section 1563 of the Code (and regulations thereunder) and in regulations under Section 414(c) of the Code.

"Company means Consolidated Edison Company of New York, Inc., provided that for any person who is an Employee by reason of having transferred from employment by Consolidated Edison Company of New York, Inc. to employment by an Affiliate, any reference to `Company' shall include the Affiliate for purposes of determining Annual Basic Straight-Time Compensation, Accredited Service, Service, Hours of Service and eligibility for benefits under Paragraph 23-Retiree Health Program."

3. Effective February 1, 1997, the definition of the following terms in Paragraph 2 A is amended to read as follows: "Employee means (a) any person employed by the Company and (b) any person employed by the Company who is transferred to the employment of an Affiliate.

"Management Employee means (a) an Employee on the Company's management payroll and (b) an Employee who is transferred from the Company's management payroll to an Affiliate's payroll."

4. Effective April 1, 1997, in Appendix I, Part A-Benefits, I. Hospital/Medical Benefits (a) in the paragraph entitled Annual Deductibles-MEDICAL, the individual annual deductible increases from $200 to $250, and the annual deductible for families with four or more members increases from $600 to $750, and (b) the paragraph entitled Medical Expense Copayments is changed to read as follows: "After the individual annual deductible is met, 20% for expenses to $7,500 per person per year. None for expenses over $7,500 per person per year."

5. Effective April 1, 1997, under the paragraph entitled Required Deductible and Copayment for Prescription Drugs in Appendix I, Part B-Costs, the family annual deductible increases from $25 to $50.

6. Effective January 1, 1998, immediately following the paragraph entitled Required Monthly Contribution for Medical/Hospital Benefits in Appendix I, Part B-Costs, a new paragraph entitled Required Monthly Contribution for Prescription Drug Benefits is added to read as follows: "Effective January 1, 1998, a contribution in the amount of $10 shall be deducted each month from the Pension or Annuity payments to a retiree or surviving spouse who enrolls or has prescription drug coverage. The monthly contribution will cover the retiree or surviving spouse and any family members covered for prescription drug benefits."

7. Effective January 1, 1998, the second paragraph under Paragraph 23 C is amended in its entirety to read as follows: "Effective January 1, 1998, participants shall make a monthly contribution toward the cost of prescription drug benefits and shall be required to pay an annual deductible and copayment for each prescription or refill as set forth in Appendix I, Part B."

8. Effective January 1, 1998, the following sentences shall be added at the end of subdivision (d) of Paragraph 23 E: "Each retiree or surviving spouse who first becomes eligible for prescription drug benefits on or after January 1, 1998 shall be required to enroll in the Retiree Health Program to obtain such benefits. The enrollment procedure shall be similar to the enrollment procedure for medical/hospital benefits set forth in subdivision (c) above. For those retirees and spouses of retirees who have other continuous group coverage for prescription drug benefits, enrollment may be deferred on terms similar to those set forth in subdivision (b) above relating to medical/hospital benefits."

9. Effective January 1, 1998, in paragraph I. under the heading Benefits Hospital in Appendix I, Part A, I. Hospital/Medical Benefits, relating to the inpatient treatment of alcoholism and substance abuse, delete the words ", but not more than 60 days in a lifetime" in the two places the words appear. The lifetime maximum of 60 days for the treatment of alcoholism or drug abuse shall no longer apply.

10. Effective January 1, 1998, in paragraph B under the heading Benefits Medical, in Appendix I, Part A, I. Hospital/Medical Benefits, delete the following words: "Outpatient treatment of mental, psychoneurotic and personality disorders (effective January 1, 1993, subject to a $1,500 annual maximum per person provided, however, that a minimum reimbursement of $30 a visit will apply)", and add a new paragraph E to read as follows: "Effective January 1, 1998, payment of 80% of reasonable and customary charges, subject to deductible, of up to $70 for each outpatient visit in a calendar year for treatment of mental, psychoneurotic or personality disorders, and payment, subject to deductible, of $60 per visit for three crisis intervention visits in a calendar year."

      IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of November, 1997.


                                          ----------------------------
                                                Richard P. Cowie
                                          Vice President-Employee Relations
                                          Consolidated Edison Company
                                                of New York, Inc.